Exhibit 99.1

GENERATION HEMP, INC. ANNOUNCES

NEW STRATEGIC DIRECTION INTO SUSTAINABLE

ENERGY PROJECTS

CORPORATE NAME CHANGING TO

EVERGREEN SUSTAINABLE ENTERPRISES, INC.

GENERATION HEMP OPERATIONS CONTINUING AS A WHOLLY-OWNED SUBSIDIARY

FIRST GREEN ACQUISITION CLOSED IN COSTA RICA

~ $2,750,000 ~

DALLAS, TX – January 12, 2023, Generation Hemp, Inc., a Dallas/Fort Worth based hemp company (OTCQB: GENH), today announced the board of directors and management team have been studying and actively participating in a number of green bitcoin activities over the past twelve months. Due to management’s extensive background in the energy sector, it became apparent that the skills necessary for bitcoin mining in a sustainable energy environment already existed. In particular, locating stranded energy projects on a smaller scale, negotiating land transactions, power purchase agreements, and managing actively operated mining projects all could be done with skill sets already existing within the Company.

Therefore, after a thorough review, the Company announced today a new strategic direction into sustainable energy projects, starting with bitcoin mining. The Company’s name will change to Evergreen Sustainable Enterprises, Inc. (“EGSE”) within the next several weeks. However, all existing operations of Generation Hemp will continue to be maintained as a fully operating wholly-owned subsidiary. Generation Hemp remains the largest hemp processing entity (mid-stream hemp processing) in the country, with its operations based in western Kentucky. All existing full time personnel remain in place at both the corporate and subsidiary levels.

As a first move in its sustainable energy bitcoin mining activities, Cryptorica, LLC, a wholly-owned subsidiary of EGSE has closed on the purchase of 80% of Toro Energía Sociedad Anonima (“Toro”), a Costa Rican corporation with ownership of a hydroelectric dam in Costa Rica. The source of approximately one megawatt of power produced from the hydroelectric dam (six generators) will be used to power new Bitcoin mining machines at an extremely low cost. The remaining 20% ownership of Toro will be retained by the same family that has owned and operated the dam for over 30 years. Brothers Eduardo Kopper and Roberto Kopper are the current family owners, and their experienced team will continue to host the bitcoin mining operation. Historically, the power produced by this hydroelectric dam had been sold to the Costa Rican Government. In 2020, all private power in the country was curtailed from reduced power demand due to Covid. Within months of the cancelled contract, Eduardo converted his family’s three hydro-dams into datacenter hosting facilities for bitcoin mining for third parties. He has not only grown his business from the PR strategy, but he has also gained recognition and adulation from the entire country of Costa Rica’s bitcoin mining industry as well. The Kopper brothers have continued to dial in their operations over the past two years.

The Toro Dam is located approximately 25 miles from San Jose between two volcano craters. The site generates all its energy from green resources with a proven 98% run time over the years, and has a full-time staff in place under a new Operating & Maintenance Agreement. Staff is onsite 24/7 and has hourly reporting requirements including real time power price, humidity, temperature, and total KW usage.

Hydroelectric power is a clean and renewable energy source that is used to generate electricity by harnessing the energy of falling water and can provide a reliable and a very cost-effective source of energy for bitcoin mining operations. Hydroelectric power can help reduce the carbon footprint of cryptocurrency mining, as many cryptocurrencies are produced using fossil fuels, which continues to contribute to greenhouse gas emissions and climate change. By using hydroelectric power, bitcoin mining can be made more environmentally friendly and sustainable and can help improve the stability and reliability of cryptocurrency networks. Hydroelectric power is a relatively stable and reliable source of energy, compared to other sources such as coal or fossil fuels, which can be prone to price fluctuations and supply disruptions.

Gary C. Evans, Chairman and CEO of Evergreen Sustainable Enterprises, Inc. commented, “While the changes we have announced today are significant from a future direction perspective, we believe them to be in the overall best interest of our shareholders for the future. All of our mining sites under development should generate immediate net cash flow to the company during a period when the bitcoin mining sector is down along with the overall capital markets. Current mining site locations in development exceed six and include Arkansas, Kentucky, and Costa Rica. Due to our extremely low cost of energy and our emphasis on green resources, we are being contacted by many different industry participants for potential joint ventures or partnerships at our new sites. Our financial models indicate our ability to generate positive cash flow at substantially lower Bitcoin trading levels than the current price of approximately $18,000. We are deploying the highest quality and most efficient new equipment at a fraction of the cost just six months ago.”

Commenting on Toro Energia’s new eighty (80%) owner, Mr. Eduardo Kopper stated, “We are very excited to partner with Gary Evans and his team in one of our family assets in order to take our extremely low cost energy and convert this green resource into much higher profits. We are anxious to install 300 brand new bitcoin mining machines over the next few months at the Toro location. We are already discussing additional new venture opportunities. We both have the same philosophy of maintaining very low costs in order to maximize profitability. When the price of Bitcoin starts its upward trajectory, we will be extremely well positioned.”

Eduardo Kopper was recently awarded four different awards by Effie Worldwide, which annually recognizes the brands with the most effective marketing strategies around the world. Eduardo’s companies, Datacenter CR and Losko S.A. were the recipients for various categories in light of their entrepreneurial marketing strategy creating a successful pivot after the abrupt cancellation of their long-standing power purchase agreement with the country of Costa Rica.

Evans went on to say, “Our existing midstream operations of processing hemp have continued to work in 2022 at close to 100% of capacity as previously announced (see press release dated September 13, 2022). Hemp biomass prices have continued to slowly improve this year as excess supply has dwindled. This situation is going to exacerbate later this year and into next year due to minimal farmer plantings. Generation Hemp is in a unique position to capitalize on this forthcoming shortage due to current inventory levels, farmer relationships, along with anticipated ever-increasing demand in a supply starved market. Management is currently working on additional new product developments after successfully launching our two existing product lines, Rowdy Rooster Hemp (animal bedding) and Gas Monkey Spill-Jack (spill absorbent) over the past twelve months.”

As first announced in January 2022, the Company has partnered with Crypt Solutions, Inc. (DBA, Cryptech Solutions), a leading player in the cryptocurrency space and one of the largest volume resellers of ASICS (Bitcoin mining equipment) in North America. Additionally, Cryptech’s sister company, DELV Innovation provides USA built infrastructure for mining equipment. As partners in this new development company on certain projects, our combined management teams will provide the necessary talent in every element to successfully source, deploy, and manage bitcoin mining installations and operations. The goal is to establish smaller scale green mining sites (one to ten MWs) in remote locations, utilizing the highest quality mining machines at the lowest acquisition cost due to the downturn in the space (mining machine price correlates to price of BTC), while utilizing some of the cheapest energy available.

About Evergreen Sustainable Enterprises, Inc. (f/k/a Generation Hemp, Inc)

Evergreen Sustainable Enterprises, Inc. is a Dallas/Fort Worth based sustainable green energy company. The company is parent to Generation Hemp, a wholly-owned subsidiary hemp company that operates in the midstream sector. With operations in western Kentucky and Denver, Colorado, the company uses its proprietary technology to dry, clean, process and store hemp. In addition, Generation Hemp also owns and leases real estate to companies needing seed storage facilities located within the greater Denver area.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates,” “projects”, “forecasts”, “proposes”, “should”, “likely” or similar expressions, indicates a forward-looking statement. These statements and all the projections in this press release are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. The identification in this press release of factors that may affect the company’s future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive.

Contact:

Melissa M. Pagen

Generation Hemp, Inc.

Phone: (310) 628-2062

Email: mpagen@genhempinc.com

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